Exhibit 99.1

For Further Information Contact

Harry J. Cynkus (404) 888-2922

FOR IMMEDIATE RELEASE

ROLLINS, INC. DECLARES DIVIDEND

ATLANTA, GEORGIA, July 28, 2009: Rollins, Inc., a nationwide consumer services company (NYSE:ROL), announced today that its Board of Directors declared a regular quarterly cash dividend on its common stock of  $0.07 per share payable September 10, 2009 to stockholders of record at the close of business August 10, 2009.

Rollins, Inc. is a premier North American consumer and commercial services company. Through its wholly owned subsidiaries, Orkin, Inc., PCO Services, HomeTeam Pest Defense, Western Pest Services, The Industrial Fumigant Company and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to over 2 million customers in the United States, Canada, Mexico, Central America, the Caribbean, the Middle East and Asia from over 500 locations.  You can learn more about our subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.westernpest.com, www.indfumco.com, and www.rollins.com.  You can also find this and other news releases at www.rollins.com by accessing the news releases button.